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            [LETTERHEAD OF DUANE, MORRIS & HECKSCHER APPEARS HERE]


                                  Exhibit 5.1
                                                                 October 2, 1996



Reading Entertainment, Inc.
One Penn Square West, Suite 1300
Philadelphia, PA  19102-4813


Dear Sirs:

     You have requested our opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Reading Entertainment, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to 4,973,174 shares (the "Shares") of the Company's Common Stock to be issued in connection with the proposed merger (the "Merger") of Reading Merger Co., a Delaware corporation and wholly-owned subsidiary of the Company, into Reading Company, a Pennsylvania corporation ("Reading"), pursuant an Agreement and Plan of Merger dated September 4, 1996 (the "Merger Agreement").

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. We have further assumed without investigation that each share of the Common Stock and Class A Common Stock of Reading outstanding on the date of the effectiveness of the Merger will be validly issued, fully paid, and non-assessable.

     Based on the above, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion on the effect of (i) any other laws or the laws of any other state or

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Reading Entertainment, Inc.
October 2, 1996
Page 2

jurisdiction, including federal laws regulating securities and other federal laws or regulations or the rules and regulations of stock exchanges or of any other regulatory body, or (ii) any equitable considerations, as to which we have no information.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                        Very truly yours,

                                        /s/ DUANE, MORRIS & HECKSCHER



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